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Exhibit 1.1

788,700 SHARES

THE MACERICH COMPANY

COMMON STOCK

UNDERWRITING AGREEMENT

February 25, 2002

SALOMON SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

        The Macerich Company (the "Company"), proposes to issue and sell an aggregate of 788,700 shares (the "Firm Shares") of its common stock, par value $.01 per share (the "Common Stock"), to Salomon Smith Barney Inc. (the "Underwriter"). The Company also proposes to grant to the Underwriter an option to purchase up to 118,305 additional shares of its Common Stock to cover over-allotments (the "Option Shares"; the Option Shares, together with the Firm Shares, being hereinafter called the "Shares"). As used herein, the term "Properties" refers to the properties listed on Schedule I hereto which represent, as of the date hereof, all the real property in which the Company, either directly or through its Subsidiaries (as defined herein) or through ownership of interests in any Joint Venture (as defined herein), owns an interest.

        The Company wishes to confirm as follows its agreement with the Underwriter in connection with the purchase of the Shares by the Underwriter.

        SECTION 1.    Registration Statement and Prospectus.

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in conformity in all material respects with the provisions of the Securities Act of 1933, as amended, and the rules and regulations (the "Rules and Regulations") of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration No. 333-21157) under the Act (the "registration statement"), including a prospectus relating to the Shares; and an amendment thereto has been filed with the Commission, and such amendment has been similarly prepared. Such registration statement and such amendment have become effective under the Act. The Company also has filed, or proposes to file, with the Commission pursuant to Rule 424(b) under the Act, a prospectus supplement relating to the offering of the Shares pursuant to Rule 415 of the Act. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it became effective, as supplemented or amended prior to the execution of this Agreement. The term "Prospectus" as used in this Agreement means the prospectus in the form first used to confirm sales of Shares (the "Base Prospectus") together with the prospectus supplement relating to the offering of the Shares under Rule 415 of the Act dated the date hereof in the form first filed with the Commission on or after the date hereof (the "Prospectus Supplement"). The term "Prepricing Prospectus Supplement" as used in this Agreement means the Base Prospectus together with any prospectus supplement subject to completion included in the registration statement as filed with the Commission pursuant to Rule 424(b) under the Act; and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, the Base Prospectus, any Prepricing Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing

Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus Supplement, the Prospectus, or any amendment or supplement thereto.

        SECTION 2.    Agreements to Sell and Purchase.

        (a)  The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase from the Company, at a purchase price of $26.57 per Firm Share (the "purchase price per share"), the Firm Shares. The Company shall not be obligated to deliver any of the Shares except upon payment for all the Shares to be purchased on the Closing Date as provided herein.

        (b)  Subject to all the terms and conditions set forth herein, the Company hereby grants an option to the Underwriter to purchase up to 118,305 Option Shares at the same purchase price per share as the Underwriter shall pay for the Firm Shares. Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriter. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus Supplement upon written or telegraphic notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is exercising the option and the Settlement Date (as defined herein).

        SECTION 3.    Terms of Public Offering.

        The Company understands that the Underwriter intends to deposit the Shares with the trustee of the Equity Focus Trusts REIT Portfolio Series, 2002-A (the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended, in exchange for units in the Trust. The Underwriter is acting as sponsor and depositor of the Trust and is therefore considered an affiliate of the Trust.

        SECTION 4.    Delivery of the Shares and Payment Therefor.

        Delivery to the Underwriter of and payment for the Firm Shares and the Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at the office of Salomon Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on February 28, 2002 (the "Closing Date").

        If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver the Option Shares to the Underwriter, at 388 Greenwich Street, New York, New York, on the date specified by the Underwriter (which shall be within three business days after exercise of said option) for the accounts of the Underwriter, against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Shares occurs after the Closing Date (the "Settlement Date"), the Company will deliver to the Underwriter on the Settlement Date for the Option Shares, and the obligation of the Underwriter to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 8 hereof.

        The place of closing for the Firm Shares and or the Option Shares and the Closing Date or Settlement Date may be varied by agreement between you and the Company.

        The parties acknowledge and agree that the Shares shall be maintained in book-entry-only form. The Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time, on the second business day preceding the Closing Date. The Shares to be purchased hereunder shall be delivered to you on the Closing Date against payment of the purchase price therefor in immediately available funds.

        SECTION 5.    Agreements of the Company.

        The Company agrees with the Underwriter as follows:

        (a)  The Company will (i) prepare a Prospectus Supplement setting forth the number of Shares covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Shares are being issued, the name of the Underwriter and the number of Shares which the Underwriter has agreed to purchase, the price at which the Shares are to be purchased by the Underwriter from the Company and such other information as the Underwriter and the Company deem appropriate in connection with the offering of the Shares and file the Prospectus in a form approved by you pursuant to Rule 424(b) under the Act no later than the Commission's close of business on the second business day following the date of the determination of the offering price of the Shares; (ii) prior to the Closing Date, not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not have been previously advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) prior to the Closing Date, promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

        (b)  The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus Supplement or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in the first sentence of paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law.

        If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

        (c)  The Company will furnish to you upon your request, without charge (i) two signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may reasonably request, and (iv) two copies of the exhibits to the Incorporated Documents.

        (d)  Prior to the Closing Date, the Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

        (e)  The Company will use its best efforts to meet the requirements to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code") unless the Company's Board of Directors determines by resolution that it is in the best interests of the Company's stockholders not to so qualify.

        (f)    As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriter a prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer, the Company will expeditiously deliver to the Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in the United States in which the Shares are offered by the Underwriter and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the reasonable opinion of counsel for the Underwriter is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriter and any dealers a reasonable number of copies thereof. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

        (g)  The Company will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offering and sale by the Underwriter and by any dealers under the securities or Blue Sky laws of such jurisdictions in the United States as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

        (h)  The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

        (i)    During the period of three years hereafter, the Company will furnish to you as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission.

        (j)    If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than by notice given by you terminating this Agreement pursuant to Section 10, or by reason of your default) or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including fees and expenses of your counsel) incurred by you in connection herewith, but the Company shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by it of the Shares.

        (k)  The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus Supplement.

        (l)    Except as stated in this Agreement and in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

        (m)  The Company will use its best efforts to have the shares of Common Stock which it agrees to sell under this Agreement listed, subject to notice of issuance, on the New York Stock Exchange on or before the Closing Date.

        SECTION 6.    Representations and Warranties of the Company.

        The Company represents and warrants to the Underwriter that:

        (a)  The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by or on behalf of the Underwriter through you expressly for use therein.

        (b)  The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (c)  All of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

        (d)  The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole.

        (e)  All of the Company's subsidiaries required to be disclosed pursuant to Item 601 of Regulation S-K (collectively, the "Subsidiaries") are listed on Schedule II hereto. Each Subsidiary is a corporation, general partnership, limited partnership, trust or limited liability company, as the case may be, duly organized, validly existing and in good standing in the jurisdiction of its incorporation or organization, with full corporate, partnership, trust or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not, in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable. All of the interests owned or held by the Company, directly or indirectly, in each of the Subsidiaries are free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for such as would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

        (f)    All of the joint ventures in which the Company or any Subsidiary owns an interest of greater than five percent and that are currently conducting business (the "Joint Ventures") are listed on Schedule III hereto. The Company's (or Subsidiary's, as the case may be) ownership interest in such Joint Venture is as set forth on Schedule III. To the knowledge of the Company, each of the Joint Ventures possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described or incorporated by reference in the Prospectus, and none of the Joint Ventures has received notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of an unfavorable ruling or decision, would have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole; and, to the knowledge of the Company, each of the Joint Ventures has good and marketable fee simple title to all of its real property and marketable title to any improvements thereon and all other assets that are used in the operation of the Joint Venture's business, except where the failure to have such title would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

        (g)  There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their respective properties, is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

        (h)  Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or, of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except where such violation or default does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

        (i)    Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

        (j)    PricewaterhouseCoopers LLP and KPMG LLP, the accounting firms which have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accounting firms within the meaning of the Act and the Rules and Regulations.

        (k)  The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

        (l)    The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

        (m)  Except for the contemplated sale of 1,180,257 shares of Common Stock to Cohen & Steers Quality Income Realty Fund, Inc. (the "Cohen & Steers Transaction") or as otherwise disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries other than as a result of borrowings made by the Company under its credit facility in the ordinary course of business, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

        (n)  (i) The Company, its Subsidiaries or the Joint Ventures, as applicable, have good and marketable title to all of the properties (including the Properties listed as wholly owned by the Company or its affiliates on Schedule I hereto) and assets reflected in the financial statements (or as described in or incorporated by reference into the Registration Statement or Prospectus) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in or incorporated by reference into the Registration Statement or Prospectus) or which are not material in amount; (ii) the Company occupies its leased properties under valid and binding leases conforming, to the extent such leases are described therein, to the description thereof set forth in or incorporated by reference into the Registration Statement or Prospectus; (iii) no tenant of any of the Properties is in default under any of the leases pursuant to which any property is leased (and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company and the Subsidiaries taken as a whole; (iv) no person has an option to purchase all or part of any Property or any interest therein other than (x) rights with respect to certain Properties owned by the Joint Ventures in favor of the partners to such Joint Ventures pursuant to the agreements governing the Joint Ventures or (y) options which, if exercised, would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; (v) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties) and with all agreements between the Company and third parties relating to the ownership or use of any Property by the Company, except if and to the extent disclosed in the Registration Statement or the Prospectus and except for such failures to comply that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company and the Subsidiaries taken as a whole; (vi) there is in effect for the assets of the Company and the Properties insurance coverages that are commercially reasonable and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar assets, and the Company has not received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets; and (vii) the Company does not have any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on or access to the Properties, except for such proceedings or actions that would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

        (o)  The Company, its Subsidiaries or the Joint Ventures have title policies in effect or binding commitments from title insurance companies for the issuance of title insurance on each of the

Properties, except where the failure to have such title insurance would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, as a whole.

        (p)  The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

        (q)  The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") and agreements with third parties relating to ownership or use of any Property by the Company as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except where the omission to have such permits and agreements would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and agreements and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit or agreement, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits or agreements contains any restriction that would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

        (r)  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (s)  To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

        (t)    The Company and each of the Subsidiaries have filed all federal, state and foreign tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where such failure to file or default in payment would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

        (u)  No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

        (v)  The Company and the Subsidiaries own or possess in the United States all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses and the Company is not aware of any claim to the contrary or any challenge by any other person in the United States or in any foreign jurisdiction to the rights of the Company and the subsidiaries with respect to the foregoing, which claim or challenge, if determined adversely to the Company, would have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

        (w)  Except as otherwise contained or incorporated by reference in the Prospectus, the Company has not authorized or conducted and does not have knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company, including the Properties (the "Real Property") in violation of any Environmental Laws (as defined below), except where such non-compliance would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; to the knowledge of the Company, the Real Property and the Company's operations with respect to the Real Property are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), except where such non-compliance would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, and the Company has, and is in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws, except where the failure to have or comply with such license, permit, registration or authorization would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. Except as otherwise disclosed in the Prospectus, the Company has not received any written notice from any governmental entity and to the knowledge of the Company there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company; alleges that the company is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, ET SEQ., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, and arising under the Environmental Laws or common law principles, except for such claims, litigation or proceedings as would not be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

        (x)  The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Code, and the Company's method of operation enables it to meet the requirements for taxation as a real estate investment trust under the Code.

        (y)  None of the Company nor any Subsidiary is or will become as a result of the transactions contemplated hereby, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        (z)  The statements set forth in the Prospectus under the caption "Federal Income Tax Considerations," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

        SECTION 7.    Indemnification and Contribution.

        (a)  The Company agrees to indemnify and hold harmless you, your directors, officers, employees and affiliates, and each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any party indemnified pursuant to this Section 7(a) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by the Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the Underwriter in requisite quantity on a timely basis to permit such delivery or sending.

The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

        (b)  If any action, suit or proceeding shall be brought against any party indemnified pursuant to Section 7(a) in respect of which indemnity may be sought against the Company, the indemnified party shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the indemnified party and the Company and the indemnified party shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of the indemnified party). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the indemnified party not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Salomon Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless the indemnified party, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

        (c)  The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with respect to information relating to the Underwriter furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus Supplement, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus Supplement, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph (c), the Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the parties indemnified pursuant to paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which you may otherwise have.

        (d)  If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e)  The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (f)    No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

        (g)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement; provided that, if the Underwriter with actual knowledge of (x) a default in any of the covenants, agreements or obligations to be performed by the Company under this Agreement or under any closing document, and/or (y) any breach of any representation or warranty of the Company made in this Agreement or any closing document, nonetheless elects to proceed to closing, then upon the consummation of the closing, the Underwriter shall be deemed to have waived any such default and breach and shall have no claim against the Company with respect thereto, or any termination right hereunder by reason thereof. A successor to the Underwriter or any person controlling the

Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

        SECTION 8.    Conditions of Underwriter's Obligations.

        The obligations of the Underwriter to purchase the Shares hereunder are subject to the following conditions:

        (a)  All filings required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

        (b)  Subsequent to the effective date of this Agreement, there shall not have occurred except for the Cohen & Steers Transaction (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue in any material respect or which, in the opinion of the Company and its counsel or the Underwriter and its counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, have a material adverse effect on the market for the Shares.

        (c)  You shall have received on the Closing Date an opinion of O'Melveny & Myers LLP, special counsel for the Company, dated the Closing Date and addressed to you substantially in the form of Annex A hereto. In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction, provided that (1) each such local counsel is acceptable to you, and (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is, in form and substance satisfactory to you and your counsel.

        (d)  You shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood llp, counsel for the Underwriter, dated the Closing Date and addressed to you with respect to the matters referred to in clauses (vi) (as to due authorization and valid issuance), (xii), (xv) and the paragraph immediately following clause (xix) of Annex A hereto and such other related matters as you may request. In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction, provided that (1) each such counsel is acceptable to you, and (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is, in form and substance satisfactory to you and your counsel.

        (e)  You shall have received letters addressed to you and dated the date hereof and the Closing Date from PricewaterhouseCoopers LLP and KPMG LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

        (f)    (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) except for giving effect to the Cohen & Steers Transaction, there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) except for giving effect to the Cohen & Steers Transaction, all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(f) and in Section 8(g) hereof.

        (g)  The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

        (h)  Prior to the Closing Date the Shares shall have been listed, subject to notice of issuance, on the New York Stock Exchange.

        (i)    The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel. Any certificate or document signed by any officer of the Company and delivered to you or to your counsel at the Closing shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

        SECTION 9.    Expenses.

        The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, the Prospectus Supplement and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriter relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification); (vii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; provided that, except as provided in this Section 9 and Section 5, you shall pay your own costs and expenses, including the costs and expenses of your counsel, any transfer taxes on the Shares which you may sell and the expenses of advertising any offering of the Shares made by you.

        SECTION 10.    Termination of Agreement.

        This Agreement shall be subject to termination in your absolute discretion, without liability on the part of the Underwriter to the Company by notice to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in the State of New York shall have been declared by either federal or state authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable (x) to commence or continue the offering of the units of the Trust to the public or (y) to enforce contracts for the sale of units in the Trust. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

        SECTION 11.    Information Furnished by the Underwriter.

        The statements set forth in the fifth paragraph on the cover page and the statements in the first, second, third and fifth sentences in the second paragraph under the caption "Underwriting" in the Prospectus Supplement, constitute the only information furnished by or on behalf of the Underwriter through you as such information is referred to in Sections 6(a) and 7 hereof.

        SECTION 12.    Miscellaneous.

        Except as otherwise provided in Sections 5 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 401 Wilshire Boulevard, No. 700, Santa Monica, California 90401, Attention: General Counsel; or (ii) if to you at 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

        This Agreement has been and is made solely for the benefit of the Underwriter, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Underwriter of any of the Shares in his status as such purchaser.

        SECTION 13.    Applicable Law; Counterparts.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

        Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

        Very truly yours,

        THE MACERICH COMPANY

THE MACERICH COMPANY
By:	/s/ RICHARD A. BAYER Richard A. Bayer Executive Vice President, General Counsel & Secretary Confirmed as of the date first above mentioned.
SALOMON SMITH BARNEY INC.
By:	/s/ DAN GUGLIELMONE Dan Guglielmone Director

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  Exhibit 1.1
788,700 SHARES THE MACERICH COMPANY COMMON STOCK UNDERWRITING AGREEMENT